Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NeuroOne Medical Technologies Corporation

Eden Prairie, Minnesota

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 8, 2020, relating to the financial statements of NeuroOne Medical Technologies Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Minneapolis, Minnesota

November 23, 2021